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                                    July 21, 1997





Scheid Vineyards Inc.
13470 Washington Boulevard
Suite 300
Marina del Rey, California 90292

         Re:  Registration Statement on Form SB-2
              File No. 333-27871
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Ladies and Gentlemen:

         We have examined the Registration Statement on Form SB-2 (File No. 333-27871) originally filed by Scheid Vineyards Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on May 28, 1997, as amended by Amendment No. 1 thereto filed on July 1, 1997 and Amendment No. 2 thereto filed on July 21, 1997 (collectively, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,300,000 shares (the "Shares") of the Company's Class A common stock, par value $.001 per share (the "Class A Common Stock"). The Shares include an over-allotment option granted to the Underwriters by the Company to purchase an aggregate of 300,000 additional shares of the Company's Class A Common Stock and are to be sold to the Underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.


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Scheid Vineyards Inc.                                          July 21, 1997
                                                                      Page 2

         We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Brobeck, Phleger & Harrison LLP

                                       BROBECK, PHLEGER & HARRISON LLP